Exhibit 99.1

INDUSTRIAL LOGISTICS PROPERTIES TRUST November 2024 INVESTOR PRESENTATION Burlington, NJ 633,836 Square Feet ILPT Ownership: 100% June 2025 INVESTOR PRESENTATION

2 INDUSTRIAL LOGISTICS PROPERTIES TRUST This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: demand for ILPT’s assets; ILPT’s future leasing activity and pipeline; debt maturities; and ILPT's and/or Mountain JV's potential exercise of extension options for the maturity date of loans. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties located in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to purchase cost effective interest rate caps; ILPT's expected capital expenditures and leasing costs; ILPT’s ability to maintain sufficient liquidity; demand for industrial and logistics properties; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to uncertainties surrounding interest rates and inflation, effect of or changes to tariffs or trading policies, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; whether the industrial and logistics sector and the extent to which ILPT's tenants’ businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT's tenant and geographic concentrations; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices or returns it targets, and the timing of such sales; ILPT's ability to complete sales without delay, or at all, pursuant to existing agreement terms; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor market conditions, construction delays or ILPT's inability to obtain necessary permits; ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; non-performance by the counterparties to ILPT's interest rate caps; the ability of ILPT’s manager, The RMR Group LLC, or RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a real estate investment trust, or REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that ILPT obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on ILPT’s good faith estimates and beliefs derived from its review of internal surveys and independent sources and its experience. ILPT believes that these external sources, estimates and beliefs are reliable and reasonable, but it has not independently verified them. Although ILPT is not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. Unless otherwise noted, (1) all data presented are as of or for the three months ended March 31, 2025, and (2) references to “weighted average” mean a weighted average by annualized rental revenues. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO and Normalized FFO Attributable to Common Shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. Calculations of, and reconciliations for these metrics to the closest GAAP metrics, are included in an Appendix hereto. Please refer to Definitions in the Appendix for terms used throughout this presentation. WARNING REGARDING FORWARD LOOKING STATEMENTS, DISCLAIMERS AND NON-GAAP FINANCIAL MEASURES

3 INDUSTRIAL LOGISTICS PROPERTIES TRUST 3 U.S. REIT with 411 Industrial & Logistics Properties ILPT AT A GLANCE Industrial Logistics Properties Trust (Nasdaq: ILPT) is a REIT focused on owning and leasing high quality industrial and logistics properties. Approximately 76% of ILPT’s annualized rental revenues are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. $108 Million Cash on Hand (excluding restricted cash) 60 Million Rentable Square Feet Located in 39 States 7.8 Years of Weighted Average Remaining Lease Term (by annualized revenues) 28% Annualized Rental Revenues from Properties in Hawaii 95% Occupancy 2027 Next Debt Maturity Date (including extension options)

4 INDUSTRIAL LOGISTICS PROPERTIES TRUST 4 1 1 7 15 8 4 1 11 9 5 4 3 5 3 7 4 5 1 2 1 4 2 5 20 6 3 10 1 6 10 2 6 1 1 2 HI, 27.7% OH, 7.0% SC, 5.8% FL, 5.1% GA, 4.7% IN, 4.9% TX, 4.3% NJ, 3.3% TN, 2.9% NC, 2.3% 29 Other States, 32.0% GEOGRAPHIC DIVERSITY WITH A UNIQUE HAWAIIAN FOOTPRINT Location and Number of Properties Geographic Mix of Total Annualized Rental Revenues • 185 industrial and logistics properties located in 38 states. • 43.2 million rentable square feet that is 98% leased with a 5.8 year WALT (by annualized rental revenues). • Accounts for 72% of annualized rental revenues. • Leases are generally triple net and typically include fixed rent increases. • Tenants have invested significantly in improvements. • 226 well-located properties near Oahu’s prime central business district. • 16.7 million rentable square feet that is 86% leased with a 13 year WALT (by annualized rental revenues). • Accounts for 28% of annualized rental revenues. • Leases are primarily ground leases and typically include fixed rent increases or periodic rent resets to fair market value. • Location and scarcity of land continues to drive portfolio value. Mainland Properties Hawaii Properties 226

5 INDUSTRIAL LOGISTICS PROPERTIES TRUST RECENT BUSINESS HIGHLIGHTS Full Year 2024 5 Q1 2025 (1) Reflects change from the prior rents for the same space. Based on weighted average by square feet. (2) Figures represent a decline in ILPT’s net loss attributable to common shareholders for the periods shown. (3) Reflects change from the prior year period. Cash Basis NOI (3) Rental Rates (1) Leasing Activity (Sq. Ft.) Leasing Activity WALT (by Sq. Ft.) Adjusted EBITDAre (3) +1.9% +18.9% 6.1 years 2,319,000 +2.2% +1.1% +1.5% 6,097,000 +18.2% 6.8 years Net loss attributable to common shareholders (2,3) +11.4% +8.0%

INDUSTRIAL LOGISTICS PROPERTIES TRUST

DEBT SUMMARY

Key Facts

- Total consolidated debt of $4.3 billion.
- Weighted average debt maturity term of 2.8 years, excluding extension options.
- No debt maturities until 2027, including extension options.
- Weighted average interest rate on debt of 5.5%, including the impact of interest rate caps.
- Consolidated net debt to annualized Adjusted EBITDAre of 11.9x.

Debt Maturity Schedule

(dollars in millions)


$14.2
$19.5
$1,235.0
$1,400.0
$20.2
$21.0
$671.8
$921.5
2025
2026
2027
2028
2029
Thereafter
Secured fixed rate debt
Secured floating rate debt of consolidated joint venture (1)
Secured floating rate debt (2)

Estimated Quarterly Interest Expense Run-Rate

(Dollars in Millions)

Cash Interest Expense (3)	$ 60.0
Non-Cash Interest Expense	8.5
Total Estimated Quarterly Interest Expense Run-Rate	$ 68.5

Total Consolidated Debt


ILPT Secured Floating Rate Debt $1.2B
Secured Fixed Rate Debt $1.7B
Mountain JV Secured Floating Rate Debt $1.4B

(1) This secured floating rate loan matures in March 2026, subject to one remaining one year extension option.
(2) This secured floating rate loan matures in October 2025, subject to two remaining one year extension options.
(3) Assuming short term interest rates remain at or above the strike rate on existing interest rate caps.

6

7 INDUSTRIAL LOGISTICS PROPERTIES TRUST Warehouse & Distribution: 66% Ground Lease: 28% Light Manufacturing: 6% HIGH QUALITY INDUSTRIAL PROPERTIES Property Type by % of Total Annualized Rental Revenues Tenant Industry Type % of Total Annualized Rental Revenues Transportation & Shipping 38.2% Construction & Building Materials 9.2% Automotive 8.7% E-Commerce 7.5% Food & Beverage 7.0% Wholesale Trade 5.6% Real Estate & Financial 5.1% Commercial & Electronic Equipment 2.6% Manufacturing 2.4% Paper & Packaging 2.0% Technology & Communications 1.6% Energy 1.6% Furniture 1.5% Other 7.0% Total 100.0% Industrial properties anchored by tenants with strong business profiles in thriving industries.

8 INDUSTRIAL LOGISTICS PROPERTIES TRUST STRONG CREDIT PROFILE ACROSS SECTORS Approximately 76% of annualized rental revenues are derived from investment grade rated tenants/subsidiaries or from secure Hawaii land leases. Tenant Credit Characteristics % of Total Annualized Rental Revenues Other Unrated or Non-IGR Other Leased Hawaii Lands Investment Grade Rated: 18% Subsidiaries of Investment Grade Rated Parent Entities: 37% Other Leased Hawaii Lands: 21% Other Unrated or Non-Investment Grade: 24% Top 10 Tenants (1) % of Total Annualized Rental Revenues 1 FedEx Corporation 28.7% 2 Amazon.com Services, Inc. 6.7% 3 Home Depot U.S.A., Inc. 2.2% 4 American Tire Distributors, Inc. (1) 1.6% 5 UPS Supply Chain Solutions, Inc. 1.5% 6 Restoration Hardware, Inc. 1.5% 7 Servco Pacific, Inc. 1.4% 8 DHL Group 1.2% 9 TD SYNNEX Corporation 1.1% 10 Techtronic Industries Company Limited 1.0% Total 46.9% (1) Includes any applicable subsidiaries of named tenants. (2) In October 2024, American Tire Distributors, Inc., or ATD, filed for Chapter 11 bankruptcy. As of May 20, 2025, ATD has no outstanding lease obligations due to ILPT. Through its bankruptcy procedures, ATD has indicated that it will not vacate or modify the terms of any of its existing leases with ILPT.

9 INDUSTRIAL LOGISTICS PROPERTIES TRUST Mountain Industrial JV (2) Consolidated ILPT (1) 61% Ownership 94 Properties 99.8% Occupancy $33.8M NOI $32.8M Cash Basis NOI $30.7M Adjusted EBITDAre $3.1B Total Gross Assets (1) Excludes one consolidated mainland property containing approximately 64,000 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest. (2) Amounts shown reflect 100% ownership interest of this joint venture, not ILPT’s proportionate share thereof. (3) Rental rates are based on weighted average by square feet. PORTFOLIO Q1 2025 RESULTS $1.7B Total Debt (Principal) Mainland Properties 90 Properties 96.4% Occupancy $29.8M NOI $29.0M Cash Basis NOI $27.0M Adjusted EBITDAre $1.8B Total Gross Assets $1.7B Total Debt (Principal) Hawaii Properties 226 Properties 85.8% Occupancy $23.7M NOI $21.8M Cash Basis NOI $22.6M Adjusted EBITDAre $733.6M Total Gross Assets $862.9M Total Debt (Principal) 100% Ownership $11.1M Normalized FFO $(1.4)M Normalized FFO $457K Normalized FFO 492,000 SF Leasing Activity +18.2% Rental Rates (3) 946,000 SF Leasing Activity +30.7% Rental Rates (3) 881,000 SF Leasing Activity +7.6% Rental Rates (3) 9

1,981 628 2,757 731 2,319 38.3% 15.8% 7.0% 39.3% 18.9% -100.0 400.0 900.0 1,400.0 1,900.0 2,400.0 2,900.0 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Total Leasing (Sq. Ft.) Rental Rates PROACTIVE ASSET MANAGEMENT AND LEASING Leasing Activity Square Footage in thousands INDUSTRIAL LOGISTICS PROPERTIES TRUST ILPT has executed over 2.3 million square feet of leasing during the three months ended March 31, 2025, and has a strong leasing pipeline demonstrating continued demand for its high quality portfolio. 10 32 Transactions 7.4 Million Total Square Feet Leasing Pipeline 500,000 Square feet in advanced stages of negotiation (1) (1) Rental Rates based on weighted average by square feet.

LEASE EXPIRATIONS AND RENT RESETS BY INVESTMENT PORTFOLIO INDUSTRIAL LOGISTICS PROPERTIES TRUST 11 Hawaii Property Expirations and Rent Resets % of Total ILPT Annualized Rental Revenues Mountain Joint Venture Expirations % of Total ILPT Annualized Rental Revenues Wholly Owned Mainland Property Expirations % of Total ILPT Annualized Rental Revenues Total Consolidated Portfolio Expirations and Rent Resets % of Total ILPT Annualized Rental Revenues 0.6% 2.0% 5.6% 4.2% 6.3% 2025 2026 2027 2028 2029 0.3% 1.9% 4.6% 3.9% 2.9% 2025 2026 2027 2028 2029 0.2% 0.6% 1.5% 2.5% 1.0% 2025 2026 2027 2028 2029 1.1% 4.5% 11.7% 10.6% 10.2% 2025 2026 2027 2028 2029 Total Mainland Lease Expirations Total Hawaii Expirations and Resets

12 INDUSTRIAL LOGISTICS PROPERTIES TRUST RMR’s Operations Include: National Multi-Sector Investment Platform INDUSTRIAL SENIOR LIVING MEDICAL OFFICE LIFE SCIENCE HOTELS RETAIL OFFICE RMR Managed Companies Over 18,000 Employees Approximately 1,900 Properties More than $5 billion in Annual Revenues Approximately $40 billion in AUM Over 900 CRE Professionals More than 35 Offices Nationwide Financial Services: Real Estate Services: Business Services: Accounting Acquisitions/ Dispositions Administration Capital Markets Asset Management Human Resources Compliance/ Audit Construction/ Development Information Technology (IT) Finance/Planning Engineering Investor Relations Treasury Leasing Marketing Tax Property Management Legal/ Risk Management MANAGED BY THE RMR GROUP, AN ALTERNATIVE ASSET MANAGER The RMR Group RESIDENTIAL

13 INDUSTRIAL LOGISTICS PROPERTIES TRUST • Base business management fee: 0.5% multiplied by the lower of (i) gross historical cost of real estate or (ii) average market cap. (1) • Property management fees: 3% of gross collected rents and 5% of construction costs. • Incentive management fee: 12% of the positive outperformance of ILPT’s total return per share compared to the MSCI U.S. REIT/Industrial REIT Index over a three year period multiplied by equity market capitalization. (Note: If ILPT outperforms its benchmark index but total shareholder returns are negative, RMR does not get paid.) (1) The first $250 million of the base business management fee calculation is subject to a fee of 0.7%. Market cap includes equity market capitalization plus debt. • If ILPT's market cap is less than its historical cost of real estate and ILPT's stock price increases, base management fees to RMR increase to a maximum of 50 bps of the historical cost of real estate.(1) • If ILPT's market cap is less than its historical cost of real estate and ILPT's stock price decreases, base management fees to RMR decrease.(1) • Incentive fee structure keeps RMR focused on increasing total shareholder return. • ILPT shareholders have visibility into RMR, a publicly traded company. • ILPT benefits from RMR’s national footprint and economies of scale of a $40 billion platform. Key Terms of Management Agreements MANAGEMENT ALIGNED WITH SHAREHOLDER INTERESTS Alignment of Interests

14 INDUSTRIAL LOGISTICS PROPERTIES TRUST A WINNING TRADITION To find out more about RMR’s highlights, insights and accomplishments, please visit The RMR Group’s Annual Sustainability Report. EPA’S 2024 ENERGY STAR® Partner of the Year. 88 properties with EPA ENERGY STAR certifications 92 properties with BOMA designations 90 properties with LEED designations RMR SUSTAINABILITY RMR RECOGNITION 2024 ENERGY STAR® Partner of the Year Award 2018, 2019, 2020, 2021, 2022, 2023, 2024 Boston Business Journal Middle Market Leaders 2020, 2021, 2023, 2024 Boston Real Estate Times Multifamily Investment Firm of the Year Award 2024 GlobeSt.com CRE’S Best Places to Work 2024 USA Today Top Places to Work 2025 Viqtory Military Friendly Employer 2025

15 INDUSTRIAL LOGISTICS PROPERTIES TRUST APPENDIX Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100% 15

INDUSTRIAL LOGISTICS PROPERTIES TRUST

SELECTED FINANCIAL INFORMATION

(dollars in thousands, except per share data)	As of and for the Three Months Ended				
	3/31/2025	**12/31/2024**	**9/30/2024**	**6/30/2024**	**3/31/2024**
Selected Income Statement Data:					
Rental income	$ 111,905	$ 110,521	$ 108,945	$ 110,621	$ 112,235
Net loss	$ (31,169)	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)
Net loss attributable to common shareholders	$ (21,532)	$ (24,101)	$ (24,990)	$ (23,175)	$ (23,403)
NOI	$ 87,502	$ 84,186	$ 84,709	$ 86,265	$ 86,052
Cash Basis NOI	$ 83,780	$ 81,610	$ 82,503	$ 82,935	$ 82,196
Adjusted EBITDA*re*	$ 85,324	$ 82,156	$ 83,947	$ 85,057	$ 84,400
FFO attributable to common shareholders	$ 12,523	$ 8,877	$ 8,063	$ 8,965	$ 9,450
Normalized FFO attributable to common shareholders	$ 13,490	$ 8,877	$ 8,063	$ 8,965	$ 9,450
CAD attributable to common shareholders	$ 11,633	$ 7,696	$ 11,247	$ 14,005	$ 11,928
Rolling four quarter CAD attributable to common shareholders	$ 44,581	$ 44,876	$ 46,128	$ 45,386	$ 41,184
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.33)	$ (0.37)	$ (0.38)	$ (0.35)	$ (0.36)
FFO attributable to common shareholders	$ 0.19	$ 0.13	$ 0.12	$ 0.14	$ 0.14
Normalized FFO attributable to common shareholders	$ 0.20	$ 0.13	$ 0.12	$ 0.14	$ 0.14
CAD attributable to common shareholders	$ 0.18	$ 0.12	$ 0.17	$ 0.21	$ 0.18
Rolling four quarter CAD attributable to common shareholders	$ 0.68	$ 0.68	$ 0.70	$ 0.69	$ 0.63
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.2%	1.1%	0.8%	1.1%	0.9%
Annualized Normalized FFO attributable to common shareholders payout ratio	5.0%	7.7%	8.3%	7.1%	7.1%
CAD attributable to common shareholders payout ratio	5.6%	8.3%	5.9%	4.8%	5.6%
Rolling four quarter CAD attributable to common shareholders payout ratio	5.9%	5.9%	5.7%	5.8%	6.3%
Selected Balance Sheet Data:					
Total cash and cash equivalents	$ 107,951	$ 131,706	$ 153,863	$ 146,150	$ 128,394
Total gross assets	$ 5,919,339	$ 5,930,217	$ 5,946,943	$ 5,950,348	$ 5,956,536
Total assets	$ 5,363,625	$ 5,406,331	$ 5,454,808	$ 5,489,822	$ 5,527,569
Total liabilities	$ 4,386,712	$ 4,397,001	$ 4,412,049	$ 4,402,055	$ 4,405,069
Total equity	$ 976,913	$ 1,009,330	$ 1,042,759	$ 1,087,767	$ 1,122,500

16

INDUSTRIAL LOGISTICS PROPERTIES TRUST

CALCULATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 111,905	$ 110,521	$ 108,945	$ 110,621	$ 112,235
Real estate taxes	(14,154)	(16,214)	(15,339)	(15,149)	(15,861)
Other operating expenses	(10,249)	(10,121)	(8,897)	(9,207)	(10,322)
NOI	87,502	84,186	84,709	86,265	86,052
Non-cash revenues	(3,722)	(2,576)	(2,206)	(3,330)	(3,856)
Cash Basis NOI	$ 83,780	$ 81,610	$ 82,503	$ 82,935	$ 82,196
Reconciliation of net loss to NOI and Cash Basis NOI:					
Net loss	$ (31,169)	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)
Equity in losses (earnings) of unconsolidated joint venture	1,042	(100)	(1,161)	(2,348)	(1,723)
Income tax expense	28	60	33	36	33
Loss before income taxes and equity in (losses) earnings of unconsolidated joint venture	(30,099)	(34,420)	(36,535)	(35,791)	(35,592)
Interest expense	69,813	71,739	73,936	73,631	73,230
Interest income	(1,968)	(2,506)	(3,134)	(2,935)	(2,852)
General and administrative	8,238	7,589	7,237	7,939	7,689
Depreciation and amortization	41,518	41,784	43,205	43,421	43,577
NOI	87,502	84,186	84,709	86,265	86,052
Non-cash revenues	(3,722)	(2,576)	(2,206)	(3,330)	(3,856)
Cash Basis NOI	$ 83,780	$ 81,610	$ 82,503	$ 82,935	$ 82,196

17

18 INDUSTRIAL LOGISTICS PROPERTIES TRUST CALCULATION OF NON-GAAP FINANCIAL MEASURES (Continued) (1) Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in ILPT's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expenses in ILPT's condensed consolidated statements of comprehensive income (loss) and will be payable to RMR in January of the following calendar year. (dollars in thousands) For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Net loss $ (31,169) $ (34,380) $ (35,407) $ (33,479) $ (33,902) Plus: interest expense 69,813 71,739 73,936 73,631 73,230 Plus: income tax expense 28 60 33 36 33 Plus: depreciation and amortization 41,518 41,784 43,205 43,421 43,577 EBITDA 80,190 79,203 81,767 83,609 82,938 Equity in losses (earnings) of unconsolidated joint venture 1,042 (100) (1,161) (2,348) (1,723) Share of EBITDAre from unconsolidated joint venture 2,878 2,842 2,895 2,872 2,846 EBITDAre 84,110 81,945 83,501 84,133 84,061 Plus: general and administrative expense paid in common shares 247 211 446 924 339 Plus: incentive management fees (1) 967 — — — — Adjusted EBITDAre $ 85,324 $ 82,156 $ 83,947 $ 85,057 $ 84,400

19 INDUSTRIAL LOGISTICS PROPERTIES TRUST CALCULATION OF NON-GAAP FINANCIAL MEASURES (Continued) (dollars in thousands) (1) Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in ILPT's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expenses in ILPT's condensed consolidated statements of comprehensive income (loss) and will be payable to RMR in January of the following calendar year. For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Net loss attributable to common shareholders $ (21,532) $ (24,101) $ (24,990) $ (23,175) $ (23,403) Equity in losses (earnings) of unconsolidated joint venture 1,042 (100) (1,161) (2,348) (1,723) Depreciation and amortization 41,518 41,784 43,205 43,421 43,577 Share of FFO from unconsolidated joint venture 1,505 1,440 1,496 1,484 1,459 FFO adjustments attributable to noncontrolling interest (10,010) (10,146) (10,487) (10,417) (10,460) FFO attributable to common shareholders 12,523 8,877 8,063 8,965 9,450 Incentive management fees (1) 967 — — — — Normalized FFO attributable to common shareholders $ 13,490 $ 8,877 $ 8,063 $ 8,965 $ 9,450

20 INDUSTRIAL LOGISTICS PROPERTIES TRUST CALCULATION OF NON-GAAP FINANCIAL MEASURES (Continued) (dollars in thousands, except per share data) For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Normalized FFO attributable to common shareholders $ 13,490 $ 8,877 $ 8,063 $ 8,965 $ 9,450 Plus (minus): Non-cash interest expense 10,587 11,523 15,092 15,355 13,859 Non-cash revenues (3,722) (2,576) (2,206) (3,330) (3,856) General and administrative expense paid in common shares 247 211 446 924 339 Capital expenditures (3,959) (5,357) (5,637) (2,832) (3,373) Principal amortization (4,633) (4,592) (4,550) (4,508) (4,466) Share of Normalized FFO from unconsolidated joint venture (1,505) (1,440) (1,496) (1,484) (1,459) Distributions from unconsolidated joint venture 990 990 990 990 990 CAD adjustments attributable to noncontrolling interest 138 60 545 (75) 444 CAD attributable to common shareholders $ 11,633 $ 7,696 $ 11,247 $ 14,005 $ 11,928 Weighted average common shares outstanding (basic and diluted) 65,834 65,833 65,769 65,626 65,556 Per Common Share Data (basic and diluted): Net loss attributable to common shareholders $ (0.33) $ (0.37) $ (0.38) $ (0.35) $ (0.36) FFO attributable to common shareholders $ 0.19 $ 0.13 $ 0.12 $ 0.14 $ 0.14 Normalized FFO attributable to common shareholders $ 0.20 $ 0.13 $ 0.12 $ 0.14 $ 0.14 CAD attributable to common shareholders $ 0.18 $ 0.12 $ 0.17 $ 0.21 $ 0.18

INDUSTRIAL LOGISTICS PROPERTIES TRUST

KEY FINANCIAL DATA BY INVESTMENT PORTFOLIO

(dollars and sq. ft in thousands, except per sq. ft.)	As of and for the Three Months Ended March 31, 2025					
	ILPT Wholly Owned Properties			Mountain Industrial REIT LLC (1)	Other (2)	ILPT Consolidated
	Mainland	Hawaii	Total			
Ownership %	100%	100%	100%	61%		
Properties	90	226	316	94	1	411
Rentable square feet	22,119	16,729	38,848	20,978	64	59,890
Occupancy %	96.4%	85.8%	91.8%	99.8%	100.0%	94.6%
Selected Balance Sheet Data:						
Total gross assets	$ 1,801,571	$ 733,573	$ 2,535,144	$ 3,105,843	$ 278,352	$ 5,919,339
Total debt (principal)	$ 1,722,070	$ 862,930	$ 2,585,000	$ 1,718,196	$ –	$ 4,303,196
Selected Income Statement Data:						
Rental income	$ 38,041	$ 31,768	$ 69,809	$ 41,685	$ 411	$ 111,905
Net (loss) income	$ (16,311)	$ 10,252	$ (6,059)	$ (24,801)	$ (309)	$ (31,169)
Net (loss) income attributable to common shareholders	$ (16,311)	$ 10,252	$ (6,059)	$ (15,129)	$ (344)	$ (21,532)
NOI	$ 29,796	$ 23,681	$ 53,477	$ 33,783	$ 242	$ 87,502
Cash Basis NOI	$ 29,002	$ 21,771	$ 50,773	$ 32,763	$ 244	$ 83,780
Adjusted EBITDAre	$ 27,047	$ 22,559	$ 49,606	$ 30,742	$ 4,976	$ 85,324
Normalized FFO attributable to common shareholders	$ (1,373)	$ 11,139	$ 9,766	$ 457	$ 3,267	$ 13,490
CAD attributable to common shareholders	$ (1,015)	$ 9,406	$ 8,391	$ 240	$ 3,002	$ 11,633
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.4%	11.9%	8.0%	4.2%		5.7%
Net debt / annualized Adjusted EBITDAre	15.9x	9.6x	13.0x	13.2x		11.9x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	946	492	1,438	881	–	2,319
% change in GAAP rent (weighted average by sq. ft.):	30.7%	18.2%	25.7%	7.6%	–%	18.9%
Weighted average lease term by sq. ft. (years):	7.3	4.9	6.6	5.4	–	6.1

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest attributable to common shareholders, not ILPT's proportionate share thereof; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.

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INDUSTRIAL LOGISTICS PROPERTIES TRUST

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS

Non-GAAP Financial Measures:

ILPT presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the SEC, including net operating income, or NOI, Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, attributable to common shareholders, normalized funds from operations, or Normalized FFO, attributable to common shareholders and cash available for distribution, or CAD, attributable to common shareholders. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties.

NOI and Cash Basis NOI:

ILPT calculates NOI and Cash Basis NOI as shown on page 17. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes depreciation and amortization. ILPT defines Cash Basis NOI as NOI excluding non-cash revenues and lease termination fees, if any. The calculations of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders:

ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 19. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding (i) any recovery or loss on impairment of real estate, (ii) any gain or loss on sale of real estate and (iii) equity in earnings or losses of unconsolidated joint venture; (2) plus (i) real estate depreciation and amortization and (ii) ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interest; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain nonrecurring items shown on page 20, including adjustments for such items related to the unconsolidated joint venture, if any, and incentive management fees, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, the then current and expected needs for and availability of cash to pay ILPT's obligations and fund ILPT's investments, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other REITs and ILPT's expectation of its future capital requirements and operating performance. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Cash Available for Distribution:

ILPT calculates CAD as shown on page 20. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, excluding CAD adjustments attributable to noncontrolling interest, equity based compensation, and principal amortization, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

ILPT calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 18. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDA*re* from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDA*re*, ILPT adjusts for the items shown on page 18. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than ILPT does.

22

23 INDUSTRIAL LOGISTICS PROPERTIES TRUST NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS (CONTINUED) Certain Definitions: Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization. GAAP - GAAP refers to U.S. generally accepted accounting principles. ILPT Wholly Owned Properties - ILPT Wholly Owned Properties refers to of 316 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 90 properties containing approximately 22.1 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon the gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Total gross assets - Total gross assets is total assets plus accumulated depreciation. WALT- Weighted average lease term.